Exhibit 99.1

Carmell Corporation Announces Completion of Post-Merger Integration with Axolotl Biologix and New Organizational Structure Aligned with Focus on Aesthetics

September 5, 2023

PITTSBURGH—(BUSINESS WIRE)—Carmell Corporation (Nasdaq: CTCX) (“Carmell”), a regenerative care company, today announced the completion of post-merger integration with Flagstaff-based Axolotl Biologix, a profitable regenerative medicine company (“Axolotl”).

As part of the post-merger planning process, Carmell announced the following changes effective September 1, 2023:

•	Rajiv Shukla, Executive Chairman of Carmell to serve as Chairman & CEO of Carmell.

•	Randy Hubbell to step down as CEO and serve as Advisor to the Chairman & CEO in addition to Josh Sandberg, former CEO of Axolotl who is serving in a similar role.

•	Changes to Carmell’s Board of Directors underway with three board members to step down and candidates with a background in aesthetics being recruited.

•	Milestone payment of $8 million to Axolotl Biologix rescheduled to Aug 31, 2024.

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Projected post-merger savings anticipated to be nearly $3 million per annum, including from the termination of certain executives serving as part-time consultants and full-time employees in non-core areas or overlapping business functions.

•	Focus on programs in aesthetics that have shorter paths to commercialization, specifically in skin rejuvenation and dental bone healing.

“On behalf of Carmell Corp., I would like to thank Randy for his many years of service to the Team. I look forward to working with him as an advisor on commercial strategy,” said Mr. Shukla.

Mr. Hubbell said, “I am proud of what we accomplished at Carmell over the years and look forward to continuing to work with Carmell as an advisor.”

About Carmell

Carmell is a commercial stage regenerative care company with a focus on using human biomaterials for aesthetics (skin and dental) and skin healing. Their commercial product is human amnion allograft that can be used for the healing of diabetic foot ulcers, venous ulcers, recovery from MOHS surgery, conjunctival and corneal healing, and dental, endodontic, oral maxillofacial, and periodontal regenerative procedures. Carmell’s R&D pipeline includes cosmetic and dental products under development. For more information, visit www.carmellrx.com

Forward-Looking Statements

This press release contains forward-looking statements that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements in this press release include, but are not limited to, the leadership of the company, the savings from the post-merger integration, as well as statements about the potential attributes and benefits of Carmell’s product candidates and the format and timing of Carmell’s product development activities and clinical trials. We cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward-looking statements are subject to a number of significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among others, the ability to recognize the anticipated benefits of the transaction, the outcome of any legal proceedings that may be instituted against Carmell, the impact of COVID-19 on Carmell’s business, changes in applicable laws or regulations, the possibility that Carmell may be adversely affected by other economic, business, and/or competitive factors, and other risks and uncertainties, including those to be included under the header “Risk Factors” in the registration statement on Form S-4 filed by ALPA with the SEC, as amended (File No. 333-269733). Most of these factors are outside of Carmell’s control and are difficult to predict. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Contacts: Rajiv Shukla

Chairman & CEO

rshukla@carmellrx.com